Exhibit 32.1

                              FRONTIER ENERGY CORP.
                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350



         The undersigned, Robert Genesi, in his capacities as Chairman, Chief Executive Officer, Treasurer and Chief Financial Officer, of Frontier Energy Corp. do each hereby certify that the Form 10-KSB of Frontier Energy Corp. for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Frontier Energy Corp.

         This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.


         Executed this 26th day of April, 2006.


                                             /s/    Robert Genesi
                                             ---------------------------
                                             Robert Genesi
                                             Chief Executive Officer, President
                                             and Principal Financial Officer